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                                                              EXHIBIT 23.1

                    [LETTERHEAD OF COOPERS & LYBRAND]

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-4520-01, 333-4520) of: (i) our report dated, April 2, 1996, on our audits of the consolidated financial statements of RACI Holding, Inc., and Subsidiary as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, and for the one month period ended December 31, 1993, and
(ii) our report, which includes an explanatory paragraph regarding the uncertainty of the ultimate outcome of various product liability proceedings, dated December 31, 1994, on our audit of the net assets sold to RACI Acquisition Corporation of the DuPont Sporting Goods Business (the "Business") of E.I. du Pont de Nemours and Company at November 30, 1993, and the related statements of operations and cash flows of the Business for the eleven month period ended November 30, 1993. We also consent to the reference to our firm under the caption "Experts."

                                               /s/ Coopers & Lybrand L.L.P.

New York, New York

January 10, 1997